Exhibit 10.10

REGISTRATION RIGHTS AGREEMENT

of

VIRGIN AMERICA INC.

Dated as of             , 2014

Page i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of             , 2014, and among Virgin America Inc., a Delaware corporation (the “Company”), VX Holdings, L.P., a Delaware limited partnership, Virgin Management Limited, a limited liability company organized under the laws of England and Wales, and VA Holdings (Guernsey) LP, a Guernsey limited partnership (collectively, “Virgin”), Cyrus Aviation Holdings, LLC, a Delaware limited liability company (“Cyrus Aviation”), and CM Finance Inc, a Maryland corporation (together, for purposes of this Agreement only “Cyrus”), PAR Investment Partners, L.P., a Delaware limited partnership (“PAR”), and VAI MBO Investors, LLC, a Delaware limited liability company ( “MBO” and together with Virgin and Cyrus and the other Persons (as defined below) party hereto, the “Pre-IPO Stockholders”).

WHEREAS, this Agreement is being entered into in connection with the consummation of the transactions contemplated by: (i) that certain Recapitalization Agreement, dated as of             , 2014, by and among the Company, certain of the Pre-IPO Stockholders and the other parties thereto (the “Recapitalization Agreement”); and (ii) that certain Securities Purchase Agreement dated as of             , 2014 by and among the Company and certain of the Pre-IPO Stockholders (the “Securities Purchase Agreement”); and

WHEREAS, it is a condition precedent to effecting the transactions contemplated by the Recapitalization Agreement (the “Recapitalization”) and the Securities Purchase Agreement that the Company shall have executed and delivered to the Pre-IPO Stockholders this Agreement; and

WHEREAS, to induce the Pre-IPO Stockholders to effect the Recapitalization under the Recapitalization Agreement and to induce PAR to consummate the transactions contemplated by the Securities Purchase Agreement, the Company will undertake to register Registrable Securities (as hereinafter defined) under the Securities Act (as hereinafter defined) and to take certain other actions with respect to the Registrable Securities; and

WHEREAS, the parties wish to enter into this Agreement to grant to each other certain rights and obligations with respect to their ownership, directly and indirectly, of the Registrable Securities of the Company;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intended to be legally bound, hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Affiliate: When used with respect to a specified Person, another Person that (a) either directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified or (b) is a related co-investment vehicle, member or partner of such Person.

Aviation Laws: Federal aviation laws codified in title 49, United States Code.

Beneficial Ownership (including the terms “Beneficially Owned” or “Owned Beneficially”): Beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Exchange Act.

Block Trade: As defined in Section 4(h)(3).

Board: The board of directors of the Company.

Common Stock: The Voting Common Stock and the Non-Voting Common Stock.

control (including the terms “controlled by” and “under common control with”): Control as defined in Rule 12b-2 under the Exchange Act.

Demand Holders: Cyrus, Virgin, MBO and their Permitted Transferees, that have agreed to be bound by the terms of this Agreement.

Demand Registration: A registration or distribution pursuant to Section 4(a) hereof.

DOT: The United States Department of Transportation or any other federal department or agency at the time administering the Aviation Laws.

Exchange Act: The U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder (or under any successor statute).

FAA: The Federal Aviation Administration.

FINRA: The Financial Industry Regulatory Authority, Inc.

Foreign Ownership Limitations: The United States federal regulatory restrictions with respect to the ownership and control of U.S. airlines by non-United States Citizens.

Full Rightholders: Pre-IPO Stockholders and Permitted Transferees that became party to this Agreement in accordance with Section 2 hereof.

Group: As defined in Section 13(d)(3) of the Exchange Act.

MBO Investors: David Cush, Donald Carty, Ana Carty, Samuel Skinner, Robert Nickell, Cyrus Freidheim and Scott Freidheim.

Non-Voting Common Stock: The common stock, par value $0.01 per share, of the Company, designated as non-voting common stock under the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization, or any securities convertible into or exercisable or exchangeable for any such securities.

Permitted Transfer: A transfer of Registrable Securities to a Permitted Transferee.

Permitted Transferee: With respect to any Pre-IPO Stockholder, (i) the Company; (ii) any Affiliate of such Pre-IPO Stockholder (including any Affiliate pursuant to a reorganization, recapitalization or other restructuring of such Person; (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any individual who is a Permitted Transferee; (iv) for estate planning purposes, any trust, the beneficiaries of which include only (A) individuals who are Permitted Transferees referred to in clauses (ii) or (iii) and (B) parents, spouses and lineal descendants of individuals who are Permitted Transferees referred to in clause (ii); (v) with respect to Virgin (a) Sir Richard Branson together with the trustees of any settlement created by him; (b) any spouse of Sir Richard Branson, or any child or remoter issue of his grandparents or any spouse of such child or issue; (c) the trustee or trustees for the time being of any settlement made by any person mentioned in (b); (d) any personal representative of Sir Richard Branson or any of the persons referred to in (b); (e) any undertaking (as defined in section 259 of the United Kingdom Companies Act 1985) in any jurisdiction or other entity in which any person specified in (i) to (iv) himself or together with any other person mentioned in (a) to (d) inclusive holds (directly or indirectly) more than 20% of the shares (as defined in section 259 of the United Kingdom Companies Act 1985) or otherwise has control (as defined in Section 416 of the United Kingdom Income and Corporation Taxes Act 1988); and any person acting as bare nominee for an individual or any of the persons referred to in (a) to (e).

Person: Any individual, partnership, limited partnership, limited liability company, joint venture, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted, or any Group comprised of two or more of the foregoing.

Piggyback Registration: A registration or distribution pursuant to Section 5 hereof.

Prospectus: The prospectus included in any Registration Statement as amended or supplemented by any prospectus supplement, including post-effective amendments and all material incorporated by reference in such prospectus.

Public Offering: Any public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

Registrable Securities: Any (i) Common Stock held by any Full Rightholder, from time to time, and (ii) securities which have been or may be issued or distributed in respect of the Common Stock covered by clause (i) by way of any conversion or any stock dividend, stock split or other distribution, recapitalization, or reclassification, exchange offer, merger, consolidation or similar transaction; provided, further, that such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have been declared effective under the applicable securities laws and such securities shall have been disposed of in accordance with such Registration Statement; (B) such securities shall have been resold by the Full Rightholder pursuant to Rule 144 (or any successor provision) under the Securities Act and in compliance with the requirements of Rule 144; (C) such securities shall have been otherwise transferred and new certificates, not subject to transfer restrictions under the securities laws and not bearing any legend restricting further transfer, shall have been delivered by the Company, and no other applicable and legally binding restriction on transfer under securities laws shall exist; or (D) such securities are eligible for sale in accordance with Rule 144 under the Securities Act without regard to any volume or manner of sale limitations, provided that the Common Stock held by PAR may not cease to be Registrable Securities by reason of this clause (D) until after the earlier of (x) the third anniversary of the date of this Agreement and (y) a date specified by PAR by written notice to the Company at any time.

Registration: A Demand Registration, a Shelf Registration or a Piggyback Registration.

Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

SEC: The U.S. Securities and Exchange Commission.

Securities Act: The United States Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder (or under any successor statute).

Securities Regulators: The SEC and any of its successors.

Security Holder: Each of the parties hereto, other than the Company, and any Permitted Transferee of a Pre-IPO Stockholder, in each case, that becomes a party to this Agreement.

Transfer: Directly or indirectly sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise). For the avoidance of doubt, no Transfers may be undertaken by any Security Holder to avoid being subject to the provisions of this Agreement.

Underwritten Registration or Underwritten Offering: A sale of securities of the Company to an underwriter for reoffering to the public pursuant to an effective Registration Statement filed with the SEC.

United States Citizen: Any Person who is a “citizen of the United States,” as that term is defined in 49 U.S.C. Section 40102(a)(15), as in effect on the date in question, or any successor statute or regulation, as interpreted by the DOT in applicable precedent.

Voting Common Stock: The common stock, par value $0.01 per share, of the Company designated as voting common stock under the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization, or any securities convertible into or exercisable or exchangeable for any such securities.

Section 2. Transfer of Rights. No proposed Permitted Transferee shall have any rights pursuant to this Agreement unless such Permitted Transferee shall agree in writing with the parties hereto to be bound by, and to comply with, all applicable provisions of this Agreement and to be deemed to be a Security Holder for purposes of this Agreement.

Section 3. Legends. Each certificate or other instrument evidencing Common Stock Transferred as above provided, shall bear a legend to the effect that such securities are unregistered under the Securities Act and may not be Transferred unless the securities have been registered under the Securities Act or an exemption from registration is available, unless (i) such Transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) an opinion of counsel reasonably satisfactory to the Company to the effect that the Transferee and any subsequent Transferee (other than an Affiliate of the Company) would be entitled to Transfer such securities in a public sale without registration under the Securities Act is delivered to the Company.

Section 4. Demand Registration.

(a) Right to Demand; Demand Notices. Subject to the provisions of this Section 4 and Section 10 of this Agreement, on or after the first day of the month following the first anniversary of the Company’s initial Public Offering, any Demand Holder (on no more than five occasions collectively for so long as the Company is not eligible to register shares on Form S-3), may make a written request to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities owned by such Demand Holder totaling no less than 5% of the then-outstanding shares of Common Stock (each a “Demand”); provided, however, that if the Company is entitled to register Registrable Securities on Form S-3 or any successor Form to such Form, then such 5% threshold shall be reduced to a 1% threshold. Except in the case of a Shelf Registration (as defined below), promptly upon receipt of any such request (but in no event more than five business days thereafter), the Company will serve written notice (the “Demand Notice”) of such registration request to the Full Rightholders, and the Company will, subject to Section 4(f), include in such registration all Registrable Securities of the Full Rightholders with respect to which the Company has received written requests for inclusion therein within 10 days after the Demand Notice has been delivered to the Full Rightholders. All requests made pursuant to this Section 4(a) will specify the aggregate amount of Registrable Securities such Full Rightholder desires to be registered and will also specify the intended methods of disposition thereof. If the Company is requested to effect a Demand Registration or a Shelf Registration or an Underwritten Offering and the Board of Directors determines in good faith (by a resolution adopted by at least a majority of the members of the Board of Directors) that (i) it would reasonably be expected that the filing of such registration statement or execution of such Underwritten Offering would materially interfere with or require the public disclosure of any material corporate transaction, including any material financing, securities offering, acquisition, disposition, corporate reorganization or merger involving the Company or any of its subsidiaries, or (ii) the Company possesses material non-public information that would reasonably be expected not to be in the best interests of the Company to be disclosed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing or Underwritten Offering for a period of not more than 90 days after receipt of the request for such registration from the Demand Holders, provided that such right may not be exercised more than once in any 12-month period. If the Company shall so postpone the filing of a registration statement or prospectus supplement, as applicable, and if the Demand Holders within 30 days after receipt of a notice of postponement from the Company advise the Company in writing that they have determined to withdraw such request for registration, then such Demand Registration shall be deemed to be withdrawn and such request shall be deemed not to have been exercised for purposes of determining whether such Demand Holders have exercised their right to one of the Demand Registrations permitted to such Demand Holders pursuant to this Section 4(a). For purposes of counting the number of Demand Registrations, the Company will not have been deemed to effect a Demand Registration unless and until the Registration Statement requested under this Section 4(a) becomes effective and remains effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”). For the avoidance of doubt, a Demand Registration shall not constitute a Demand Registration for purposes of this Section 4(a) if the Registration Statement relating thereto is not maintained effective for its entire Effectiveness Period, in which case the Demand Holder initiating such Demand Registration shall be entitled to an additional Demand Registration in lieu thereof.

(b) Shelf Registrations. On or after the first day of the month following the first anniversary of the Company’s initial Public Offering, each of the Demand Holders (collectively, the “Shelf Initiating Holders,” and each, a “Shelf Initiating Holder,” for purposes of this Section 4(b) and Section 4(h) hereof) will have the right to make a written request that the Company register, under the Securities Act, on Form S-3, in an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, the sale of all or a portion of the Registrable Securities owned by such Shelf Initiating Holders (a “Shelf Registration”). For the avoidance of doubt, a Shelf Registration and any prospectus, prospectus supplement or post-effective amendment filed with the SEC associated with any shelf “takedown” shall not constitute a Demand Registration. Upon receipt of a request for a Shelf Registration, the Company shall give written notice of such request to all of the Full Rightholders (other than the Shelf Initiating Holders) as promptly as practicable but in no event later than 5 days after the receipt of a request for a Shelf Registration, and such notice shall describe the proposed Shelf Registration, the intended method of disposition of such Registrable Securities and any other information that at the time would be appropriate to include in such notice, and offer such Full Rigthholders the opportunity to register the number of Registrable Securities as each such Full Rightholder may request in writing to the Company, given within 10 days after their receipt from the Company of the written notice of such Shelf Registration and the Company will, subject to Section 4(f), include in such Shelf Registration all such Registrable Securities requested to be included, provided, however, notwithstanding any other provision of this Agreement, the Company may file such Shelf Registration during the 10-day period but in no event shall the Company cause such Shelf Registration to be declared effective prior to the expiration of such

10-day period. The “Plan of Distribution” section of such Form S-3, shall permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, Block Trades, agented transactions, sales directly into the market, purchases or sales by brokers, hedging transactions and sales not involving a public offering. With respect to each Registration Statement, the Company shall (i) as promptly as practicable after the written request of the Shelf Initiating Holders, file a Registration Statement and (ii) use its commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable, other than as described in Section 4(a) hereof or if the Registration Statement relating to such request would be required pursuant to the rules and regulations of the Securities Act to include any audited or unaudited consolidated or pro forma financial statements that are not then currently available, in which case for each of (i) and (ii), promptly after such financial statements are available.

(c) Limitations on Demand Registrations. The Company shall not be required to effect more than two (2) Demand Registrations pursuant to Section 4(a) in any 12-month period, provided that Virgin and Cyrus will each be allowed to effect at least one (1) Demand Registration within such 12-month period.

(d) Registration Statement Form. Subject to Section 4(a), registrations under this Section 4 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the Demand Holders participating in the registration and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in such holders’ request for such registration. If, in connection with any registration under this Section 4 which is proposed by the Company to be on Form S-3 or any successor form to such Form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(e) Effective Registration Statement. Subject to Section 4(a), the Company shall be deemed to have effected a Demand Registration if the Registration Statement relating to such Demand Registration is declared effective by the SEC and remains effective until all the shares covered by such Registration Statement have been sold or withdrawn. For the avoidance of doubt, if at any time after the relevant Demand Holders request a Demand Registration and prior to the effectiveness of the Registration Statement, the registration or distribution is discontinued or such Registration Statement is withdrawn or abandoned, in each case after the filing of the Registration Statement with the SEC, at the request of the Demand Holders, the Company shall not be deemed to have effected a Demand Registration.

(f) Priority on Demand Registrations and Shelf Registrations (collectively, “Registrations,” and, each, a “Registration”). If a Registration pursuant to this Section 4 involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering advises the Company that in its good faith opinion the number of securities requested to be included in such Registration would be reasonably likely to materially adversely affect the price, timing or distribution of the securities offered, then the Company will include in such Registration (A) first, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters can be sold in the offering without resulting in a material adverse effect on the price, timing or distribution of the securities offered, selected pro rata among the Demand Holders which have requested to be included in such Registration based upon their relative proportionate total holdings of Registrable Securities (on an as converted to Common Stock basis); (B) second, the number of Registrable Securities which other holders of Registrable Securities contractually entitled to do, including the Full Rightholders, so have requested be included in such Registration, which, in the opinion of the managing underwriter or underwriters, can be sold without resulting in a material adverse effect as referred to above, such amount to be allocated pro rata among such other holders based upon their proportionate total holding of Registrable Securities (on an as converted to Common Stock basis) relative to one another; and (C) third, the number of Registrable Securities which the Company has requested be included in such Registration, which, in the opinion of the managing underwriter or underwriters, can be sold without resulting in such material adverse effect referred to above.

(g) Selection of Underwriters. If any offering pursuant to a Demand Registration involves an Underwritten Offering, the Demand Holders participating in such Demand Registration shall have the right, subject to the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed) to select the managing underwriter or underwriters to administer the offering, which managing underwriters shall be a firm of nationally recognized standing.

(h) Underwritten Shelf Takedowns.

(1) If, in the case of an offering pursuant to a Registration Statement filed pursuant to Section 4(b) and any Shelf Initiating Holder so elects, such offering shall, by written notice delivered to the Company, be in the form of an Underwritten Offering. The Company shall (i) as promptly as reasonably practicable but in no event later than five days after the receipt of a request for an offering pursuant to this Section 4(h) from any Shelf Initiating Holder, give written notice thereof to all other Demand Holders and Full Rightholders, which notice shall specify the number of Registrable Securities subject to the request, the names and notice information of the Shelf Initiating Holder initiating such offering and, to the extent known, the intended method of disposition of such Registrable Securities and (ii) subject to Section 4(f), include in such offering all of the Registrable Securities requested by such Full Rightholder for inclusion in such offering from whom the Company has received a written request for inclusion therein within five days after the receipt by such Full Rightholder of such written notice referred to in clause (i) above. Each such request by such Full Rightholders shall specify the number of Registrable Securities proposed to be included in such offering. The failure of any Full Rightholder to respond within such five-day period referred to in clause (ii) above shall be deemed to be a waiver of such Full Rightholder’s rights under this Section 4(h) with respect to such offering. Any Full Rightholder, including a Demand Holder, may waive its rights under this Section 4(h) prior to the expiration of such five-day period by giving written notice to the Company or the Shelf Initiating Holder proposing the Underwritten Offering. Subject to Section 4(h)(3), in no event shall the Company be required to effect more than one Underwritten Offering pursuant to this Agreement in any six (6) month period. With respect to any Underwritten Offering pursuant to this Section 4(h)(1), the managing underwriter(s) for the offering shall be selected in accordance with Section 4(g). Any Underwritten Offering pursuant to this Section 4(h)(1) shall be for at least 1% of the then-outstanding shares of Common Stock

(2) In the case of an Underwritten Offering, pursuant to this Section 4, the Company and the Full Rightholders selling in such offering shall enter into and perform their respective obligations under an underwriting agreement with such underwriters for such offering, with such agreement to contain such representations and warranties by the Company and the Full Rightholders selling in such offering and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, which may include, without limitation, lock-up agreements of the Company and its directors, officers and principal shareholders, including the Full Rightholders (which lock-up agreements the Company shall use its commercially reasonable best efforts to obtain), indemnities and contribution to the effect and to the extent provided in Section 9 hereof and the provision of independent certified public accountants’ letters.

(3) Notwithstanding anything contained in this Agreement, in the event of an Underwritten Offering not involving (i) any “road show” or a (ii) lock-up agreement of more than sixty (60) days to which the Company is a party, and which is commonly known as a “block trade” (a “Block Trade”), (1) the requesting Demand Holder shall (i) give at least two business days prior notice in writing of such transaction to the Company and (ii) identify the potential underwriter(s) in such notice with contact information for such underwriter(s) and (2) the Company shall cooperate with such requesting Demand Holder or Demand Holders to the extent it is reasonably able and shall not be required to give notice thereof to all other Demand Holder or permit their participation therein. Any Block Trade shall be for at least $20 million in expected gross proceeds. The Company shall not be required to effectuate more than five Block Trades in any 12-month period; provided, that (x) Cyrus and/or its Permitted Transferees shall be entitled to effectuate a minimum of two of such Block Trades in any 12-month period and (y) Virgin and/or its Permitted Transferees shall be entitled to effectuate a minimum of two of such Block Trades in any 12-month period; provided, further, that if Cyrus and/or its Permitted Transferees, on the one hand, and Virgin and/or its Permitted Transferees, on the other hand, participate in any Block Trade effectuated by the other Person, it shall count as a Block Trade by each of Cyrus and Virgin for purposes of clause (x) and (y) above. In the event that Cyrus and/or its Permitted Transferees and Virgin and/or its Permitted Transferees have each effectuated two Block Trades in any 12-month period (i.e., there have been a total of four separate Block Trades as of the measurement date), each such Person hereby agrees to give at least three calendar days’ notice to the other Person before effectuating a third Block Trade in such 12-month period and to permit such other Person to participate in such Block Trade on a pro rata basis.

Section 5. Piggyback Registrations.

(a) Participation. Subject to Section 5(b) hereof, if at any time after the Public Offering, the Company files a registration statement (other than a registration on Form S-4 or S-8 or any successor form to such Forms or any registration of securities as it relates to an offering and sale to service providers to the Company pursuant to any stock plan or other benefit plan arrangement) with respect to the sale of any shares of Common Stock , then the Company shall give prompt notice (the “Initial Notice”) to the Full Rightholders. The Initial Notice shall offer the Full Rightholders, the opportunity to register such number of Registrable Securities as such holders may request and shall set forth (i) the anticipated filing date of such Registration Statement, (ii) the number of shares of Common Stock that is proposed to be included in such Registration Statement, and (iii) the proposed manner of distribution. Subject to Section 5(b), the Company shall include in such Registration Statement such Registrable Securities for which it has received written requests to register such shares within 20 business days after delivery of the Initial Notice. The Company may decline to file a Registration Statement after giving the Initial Notice, or withdraw a Registration Statement after filing and after such Initial Notice, but prior to the effectiveness of the Registration Statement.

(b) Underwriters Cutback. Notwithstanding the foregoing, if a Registration pursuant to this Section 5 involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering advises the Company that in its good faith opinion the number or kind of securities which are intended to be included in such offering, or the inclusion of selling stockholders, would be reasonably likely to materially adversely affect the price, timing or distribution of the securities offered in such offering, then the Company shall include in such Registration (i) first, 100% of the securities proposed to be sold by the Company, and (ii) second, the securities proposed to be sold by the other holders, to the extent of the amount of securities which such other holders, including the Full Rightholders, have requested to be included in such Registration (under Section 5(a)), which, in the opinion of the managing underwriter or underwriters, can be sold without such adverse effect referred to above, such amount to be allocated pro rata between such other holders based upon their proportionate holdings of Registrable Securities (on an as converted to Common Stock basis) relative to one another.

Section 6. Market Stand-off Agreements. Each Full Rightholder agrees, if requested by the managing underwriters in an Underwritten Offering, except in connection with a Block Trade, not to effect any public sale or distribution of securities of the Company the same as or similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, in such Registration Statement, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Underwritten Registration), during the 90-day period beginning on the commencement of the public distribution of securities, to the extent timely notified in writing by the Company or the managing underwriters. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Full Rightholder. The Full Rightholders agree to enter into a separate agreement providing for the foregoing, as may be requested by the Company and the managing underwriter(s) of any such public offering; provided, however, that all executive officers and directors of the Company, each Full Rightholder and all other Persons with registration rights (whether or not pursuant to this Agreement) are bound by and have entered into an agreement with substantially identical material terms.

Section 7. Registration Procedures.

(a) In connection with the Company’s Registration obligations pursuant to Section 4 and 5 hereof, the Company will use its commercially reasonable efforts to effect such Registration to permit the sale of Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

(i) Except as expressly otherwise provided in this Agreement, prepare and file with the SEC, but in any event no later than 90 days after a request for an underwritten offering, or 30 days in the case of a request for a Registration on Form S-3 or any successor Form to such Form, a Registration Statement or Registration Statements relating to the applicable Demand Registration, Shelf Registration or Piggyback Registration including all exhibits and financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective until the distribution described in such Registration Statement is completed; provided that the Company will furnish to each selling holder and the managing underwriters, if any, copies of such Registration Statement and any amendments or supplements in the form filed with the SEC, simultaneously with the filing of such Registration Statement, amendments or supplements;

(ii) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and Prospectus as may be necessary to keep the Registration Statement effective until the distribution described in such Registration Statement is completed, and cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

(iii) notify the selling holders and the managing underwriters, if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Company (A) when the Registration Statement or any amendment thereto has been filed or becomes effective, the Prospectus or any amendment or supplement to the Prospectus has been filed, and, to furnish such selling holders and managing underwriters with copies thereof, (B) of any request by the Securities Regulators for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) of the issuance by the Securities Regulators of any stop order or cease trade order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary Prospectus or Prospectus or the initiation or threatening of any proceedings for such purposes, and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv) promptly notify the selling holders and the managing underwriters, if any, at any time during the period of effectiveness set forth in clause (ii) above, when the Company becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) when such Prospectus was delivered not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the Prospectus in order to comply with the Securities Act and, as promptly as practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling holders and the managing underwriters, if any, a supplement or amendment to such Prospectus which will correct such statement or omission or effect such compliance;

(v) deliver promptly to each selling holder and each underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company and its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and make available for inspection by any selling holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any such selling holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to perform a reasonable and customary due diligence investigation, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order, at the Company’s expense, or waive such Inspectors’ obligation not to disclose such Records; and provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose;

(vi) make every commercially reasonable effort to obtain the withdrawal of any stop order, cease trade order or other order suspending the use of any preliminary Prospectus or Prospectus or suspending any qualification of the Registrable Securities covered by the Registration Statement;

(vii) furnish to each selling holder and each managing underwriter, without charge, one executed copy and as many conformed copies as they may reasonably request, of the Registration Statement, and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference), and provide selling holders and their counsel with a reasonable opportunity to review, and provide comments to the Company on, the Registration Statement;

(viii) deliver to each selling holder and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus), and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders and the underwriters, if any, in connection with the offering and sale of the shares covered by the Prospectus or any amendment or supplement thereto) and such other documents as such selling holder may reasonably request in order to facilitate the disposition of the shares by such holder;

(ix) on or prior to the date on which the Registration Statement is declared effective, use its commercially reasonable efforts to register or qualify, and cooperate with the selling holders, the managing underwriter or agent, if any, and their respective counsel in connection with the registration or qualification of such shares for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such seller, underwriter or agent reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and so as to permit the continuance of sales therein for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(x) in the case of an Underwritten Offering, enter into customary agreements (including an underwriting agreement in customary form containing representations, provisions regarding indemnification and contribution and other usual provisions) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities, including, without limitation, providing information in the Prospectus as is reasonably requested by the managing underwriter and making management of the Company available to participate in a customary “roadshow” as reasonably requested by the managing underwriters;

(xi) use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 10(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xii) as promptly as practicable after filing with the SEC any document which is incorporated by reference into the Registration Statement or the Prospectus, provide copies of such document to counsel for the selling holders and to the managing underwriters, if any;

(xiii) use its best efforts to cause all Registrable Securities to be listed on a national securities exchange (if such shares are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange;

(xiv) appoint a transfer agent and registrar for all such Registrable Securities covered by the Registration Statement not later than the effective date of such Registration Statement; and

(xv) furnish to each selling holder and to each underwriter a signed counterpart, addressed to such selling holder or such underwriter, (a) an opinion or opinions of counsel to the Company in customary form and covering such matters of the type customarily covered by such opinions as the selling holders or the managing underwriters may reasonably request and (b) in the case of an Underwritten Offering, a letter from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering.

(b) The Company may require each selling holder as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such holder and its ownership of shares as the Company may from time to time reasonably request in writing. Each holder agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement.

(c) Each selling holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(iv) hereof, such holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(a)(iv) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 8. Registration Expenses. All expenses incident to the Company’s performance of or compliance with the registration obligations of the Company set forth in this Agreement (“Registration Expenses”), including, without limitation, (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange or securities regulators (including the SEC and FINRA), (ii) all fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriters may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants and chartered accountants of the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (v) Securities Act liability insurance if the Company so desires, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and (vii) all fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, excluding underwriting discounts and commissions and transfer taxes, if any, and excluding fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of shares under the securities or blue sky laws of any state), will be borne by the Company, regardless of whether the Registration Statement becomes effective. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company. In connection with any registration of Registrable Securities pursuant to Section 4 or 5 hereof, the Full Rightholders selling Registrable Securities covered in any such registration may select one counsel (such counsel to be selected by a vote of such Full Rightholders based on the number of shares of Common Stock being sold in such registration by such Full Rightholders) to represent all holders of Registrable Securities covered by such registration and the reasonable fees and expenses of such counsel will be borne by the Company.

Section 9. Securities Law Indemnification.

(a) Indemnification by the Company. Subject to Section 9(b) and the other provisions of this Section 9, the Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Full Rightholder, its officers, directors, members, employees, agents and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation of the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement, and further, the Company shall reimburse each Full Rightholder, its officers, directors, members, employees, agents and each Person who controls such Full Rightholder for any reasonable legal and other expenses as and when incurred in connection with investigating or defending any such loss, claim, damage, liability or expense; provided, however, that the indemnity and reimbursement contained in this Section 9(a) shall not apply to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission concerning the Full Rightholder required under the Securities Act to be included in the Registration Statement which is based upon written information furnished to the Company by or at the direction of such Full Rightholder specifically for inclusion in such Registration Statement in connection with the offering of securities of the Company. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Full Rightholders, if requested; provided that the Company will use its reasonable efforts to negotiate the terms of the indemnification provisions of an underwriting agreement provided by any underwriter engaged in accordance with the provisions of this Agreement. The indemnification provided herein shall survive any Transfer of securities covered hereby.

(b) Indemnification by Full Rightholders. In connection with each Registration, each Full Rightholder will furnish to the Company in writing such information concerning the Full Rightholder required under the Securities Act to be included in any Registration Statement or Prospectus, as the case may be and agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or preliminary Prospectus, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation of the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement, but only to the extent, that such untrue statement or omission is contained in any information or certificate so furnished in writing by such Full Rightholder to the Company specifically for inclusion in such Registration Statement or Prospectus; provided that such indemnity shall be subject to a cap for each Full Rightholder in the amount of the net sale proceeds received by such Full Rightholder in connection with the offering covered by such Registration Statement. The Company shall be entitled to receive indemnification and reimbursement from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnifying party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm written or other offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer and provide a copy thereof, if available. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer, such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within 20 business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. If it is determined that indemnification is appropriate, indemnification for expenses and fees shall be advanced as requested from time to time by an indemnified party.

(d) Contribution. If for any reason the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated thereby (except for the reasons set forth in Sections 9(a) and 9(b), as applicable), then the indemnifying party shall contribute to the amount paid or damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Person’s obligations to contribute pursuant to this Section 9(d) are several in proportion to the proceeds received by such Person and not joint.

Section 10. Participation in Underwritten Registrations; Rule 144.

(a) No Person may participate in any Underwritten Registration hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 10 shall be construed to create any additional rights regarding the registration of Common Stock otherwise than as set forth herein.

(b) The Company covenants that it will use its reasonable best efforts to timely file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

Section 11. Duration of Agreement. This Agreement shall terminate upon the earliest to occur of (i) the sale, Transfer or disposition, whether direct or indirect, of all or substantially all of the securities or assets of the Company and its subsidiaries, taken as a whole, in one transaction or a series of related transactions, to any Unaffiliated Third Person, (ii) the dissolution, liquidation or winding up of the Company, (iii) a merger or consolidation of the Company with or into another Person, if and only if, after such merger or consolidation, more than 50% of the voting power of the surviving or resulting corporation is held, directly or indirectly, by a Person other than the Full Rightholders and (iv) with respect to each Full Rightholder, the date on which such Full Rightholder no longer owns any Registrable Securities; provided, however, that the rights and obligations of a Full Rightholder or other Person set forth in Section 8 and Section 9 (but only with respect to any underwriting undertaken while this Agreement was in effect), 14, 15, 16, 17, 19, 20 and 21 hereof shall survive any termination of this Agreement pursuant to this Section 11; and provided, further, that liabilities arising out of or relating to fraud or any intentional breach of this Agreement prior to its termination shall survive such termination.

Section 12. [Reserved].

Section 13. Headings. Headings of articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

Section 14. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

Section 15. Benefits of Agreement. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly set forth in this Agreement, no assignments of rights or delegations of duties under this Agreement shall be permitted and any such assignment or delegation shall be void ab initio, except an assignment and delegation pursuant to law, and no Full Rightholder shall assign its interests and delegate its obligations hereunder to any Transferee of the Common Stock held by such Full Rightholder except in compliance with this Agreement.

Section 16. Notices. Any notice, request, consent or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by First Class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

(i)	if to the Company, to it at:

Virgin America Inc.

555 Airport Blvd.

Burlingame, CA 94010

Attention: General Counsel

Telecopy: (650) 762-7001

with copies to:

Latham & Watkins LLP

140 Scott Dr.

Menlo Park, CA 94025

Attention: Tad Freese

Telecopy: (650) 463-2600

(ii)	if to Virgin, to it at:

Corvina Holdings Limited

c/o La Motte Chambers

St. Helier

Jersey

JE1 1PB

Channel Islands

Attention: Ian Cuming

Telecopy: +44 1534 602828

with copies to:

Virgin Management USA, Inc.

65 Bleecker Street, 6th Floor

New York, NY 10012

Attention: General Counsel

Telecopy: (212) 497-9051

RBC Trust Company (International) Limited

La Motte Chambers

St. Helier

Jersey

JE1 1PB

Channel Islands

Attention: Ian Cuming/Frank Dearie

Telecopy: +44 1534 602035

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Tracey Zaccone

Telecopy: (212) 492-0085

(iii)	if to Cyrus, to it at:

VAI Partners LLC

c/o VAI Management, LLC

c/o Cyrus Capital Partners, L.P.

399 Park Avenue, 39th Floor

New York, NY 10022

Attention: General Counsel

Telecopy: (212) 380-5801

with copies to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attention: Steve Pesner

Trey Muldrow

Telecopy: (212) 872-1002

(iv)	If to the MBO LLC or any MBO Investor, to:

c/o Cooley Godward Kronish LLP

3175 Hanover Street

Palo Alto, CA 94306

Attention: Mark P. Tanoury

Telecopy: (650) 745-7044

(iv)	If to CM Finance Inc, to:

Michael C. Mauer, Chief Executive Officer

601 Lexington Avenue, 26th Floor

New York, New York 10022

Phone: 212-257-5180

Email: mm@cmfn-inc.com

(iv)	If to PAR Investment Partners, L.P., to:

c/o PAR Capital Management, Inc.

One International Place, Suite 2401

Boston, MA 02110

Attention: Edward Shapiro and Steve Smith

or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when receipt is confirmed.

Section 17. Amendment; Waiver; Time of the Essence. Neither this Agreement nor any provision hereof may be amended, modified, changed or discharged except by an instrument in writing signed by the Company and each of Virgin, Cyrus and their respective Permitted Transferees which become party hereto. The signature pages to this Agreement may be amended by the Company as necessary to reflect the addition of parties to this Agreement as contemplated by this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Time is of the essence with respect to the performance of this Agreement.

Section 18. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 19. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Each party to this Agreement hereby irrevocably and unconditionally, with respect to any matter or dispute arising under, or in connection with, this Agreement:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof (and covenants not to commence any legal action or proceeding in any other venue or jurisdiction);

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action will be in accordance with the laws of the State of New York (and with respect to Virgin, that service of process upon Virgin Management USA, Inc. in accordance with the laws of the State of New York shall be effective service of process upon Virgin);

(d) waives in connection with any such action any and all rights to a jury trial; and

(e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

Section 20. Remedies.

(a) Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any one of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to seek an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 21. Change in Law, Etc. In the event any law, rule or regulation comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, or any court of competent jurisdiction shall issue a final, non-appealable order invalidating or enjoining the performance of any provision hereof, the parties shall negotiate in good faith to revise this Agreement to achieve the parties’ intention set forth herein

Section 22. Cyrus. CM Finance Inc’s participation in a Demand Registration, Block Trade or other Underwritten Offering, whether initiated by Cyrus Aviation or in which Cyrus Aviation participates, is a tag-along right only (ie, CM Finance Inc shall have no right to independently exercise rights to participate in a Demand Registration, Block Trade or other Underwritten Offering), and Cyrus Aviation is not obligated to initiate or participate in a Demand Registration, Block Trade or other Underwritten Offering at the request of CM Finance Inc.

Section 23. Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits, Schedules, Appendices and Attachments shall be deemed references to Articles and Sections of, and Exhibits, Schedules, Appendices and Attachments to, such Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. References to “or” shall be deemed to be disjunctive but not necessarily exclusive (i.e., unless the context dictates otherwise, “or” shall be interpreted to mean “and/or” rather than “either/or”). Each party hereof acknowledges that this Agreement was negotiated by it with the benefit of representation by legal counsel, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party hereof shall not apply to any construction or interpretation hereof.

[remainder of page is intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has executed this REGISTRATION RIGHTS AGREEMENT, all as of the day and year first above written.

VIRGIN AMERICA INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has executed this REGISTRATION RIGHTS AGREEMENT, all as of the day and year first above written.

VX HOLDINGS, L.P.
By Corvina Holdings Limited, its general partner

By:
Name:
Title:

VIRGIN MANAGEMENT LIMITED

By:
Name:
Title:

VA HOLDINGS (GUERNSEY) LP By Virgin Group Investments Limited, its general partners

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has executed this REGISTRATION RIGHTS AGREEMENT, all as of the day and year first above written.

CYRUS AVIATION HOLDINGS, LLC

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has executed this REGISTRATION RIGHTS AGREEMENT, all as of the day and year first above written.

VAI MBO INVESTORS, LLC

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has executed this REGISTRATION RIGHTS AGREEMENT, all as of the day and year first above written.

CM FINANCE, INC

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has executed this REGISTRATION RIGHTS AGREEMENT, all as of the day and year first above written.

PAR INVESTMENT PARTNERS, L.P.

By:	PAR Group, L.P.
Its:	General Partner

By:	PAR Capital Management, Inc.
Its:	General Partner

By:
	Name:	Edward L. Shapiro
	Title:	Vice President